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                                                                    EXHIBIT 99.4


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





BioShield Technologies, Inc.
Atlanta, Georgia

We have issued our report dated February 18, 2000, accompanying the financial statements of Arrow-Magno1ia International, Inc. included in the Annual Report of Arrow-Magnolia International, Inc. on Form l0K for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statement and Prospectus of BioShield Technologies, Inc. on Form S-4, and to the use of our name as it appears under the caption "Experts."




                                               PHILIP VOGEL & CO. PC

                                               /s/  PHILIP VOGEL & CO. PC


Dallas, Texas

July 27, 2000